Exhibit 10.3

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

V-GPO, INC.

10% Senior Convertible Promissory Note

$___________	December ___, 2000

           FOR VALUE RECEIVED, V-GPO, INC., a Delaware corporation (the "Company") with offices at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, promises to pay to _____________________ with an address at ______________________ (the "Payee" or the "holder of this Note") upon the earlier to occur of (i) December _____, 2001, or (ii) consummation by the Company of a merger, combination or sale of substantially all of its (or any of its subsidiaries) assets or the purchase by a single entity or person or group of affiliated entities or persons of more than fifty (50%) percent of the Company's outstanding voting stock (collectively, the "Maturity Date"), the principal amount of _____________________ ($__________) dollars (the "Principal Amount") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 4 hereof and shall be payable on the Maturity Date, or earlier pursuant to and in accordance with the provisions of Section 1 hereof.

           Each payment by the Company pursuant to this Note shall be made without set-off or deduction and in immediately available funds. All payments of the Principal Amount and interest under this Note (and all other amounts payable hereunder) shall be made to Payee on or before the Maturity Date at the address of Payee hereinbefore set forth or, at Payee's request, to Payee at such other address as Payee may, from time to time, designate in writing. If any payment hereunder becomes due on a Saturday, Sunday or legal holiday, such payment shall become due on the next business day.

           This Note and the other identical promissory notes of the Company in the aggregate principal amount of $2,000,000 (collectively, the "Notes") are being issued in connection with a private placement of units (the "Bridge Financing") through Gryphon Financial Securities Corp. (the "Placement Agent") as placement agent, and pursuant to a Subscription Agreement between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. In the Bridge Financing, the Company is selling units (the "Units") at a purchase price of $100,000 per Unit on a "best efforts ten (10) Unit minimum ($1,000,000) and a twenty (20) Unit maximum ($2,000,000) basis. Each Unit consists of (i) a $100,000 principal amount Note, and (ii) a seven-year warrant (the "Warrant") to purchase 33,333 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock").

           Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee of this Note, by and as a condition to its acceptance hereof, assumes all of the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for the transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both the Principal Amount hereof and interest hereon as provided herein.

           Following the closing of the Bridge Financing, the Company is contemplating undertaking a private placement (the "Equity Financing") of its Series A Convertible Preferred Stock.

           I.     Certain Prepayment Rights and Obligations.

                 A.     Except as expressly provided in Section 1(b) and Section 1(c) below, the Company may not, without the prior express written consent of the Payee, prepay the unpaid Principal Amount.

                 B.     Subject to the rights of the Payee (in its sole and absolute discretion) to convert all or a portion of the Principal Amount (and accrued but unpaid interest thereon) of this Note into equity of the Company as provided in Section 2 hereof, the Company shall prepay the then outstanding unpaid principal amount of the Notes (and all accrued but unpaid interest thereon) on a proportional basis based upon the principal amount of each Note then outstanding as follows: (i) 50% of the aggregate principal amount of the Notes (plus all accrued but unpaid interest on the Notes) upon the receipt by the Company of aggregate gross proceeds of $4,500,000 from the sale of any of its debt and/or equity securities in one or more transactions (the "Initial Repayment Transaction"), and (ii) 50% of the gross proceeds from each and every dollar received from all sales of securities of the Company subsequent to the receipt by the Company of $4,500,000 of gross proceeds from each and every subsequent closing of sales of the Company's securities (each a "Subsequent Repayment Transaction") (i.e., for every $1.00 of gross proceeds the Company receives in excess of $4,500,000, $.50 shall be used to repay the Notes) (including, but not limited to, each closing of the Equity Financing). Payment of the Principal Amount (and accrued but unpaid interest thereon) pursuant to this Section 1(b) shall be made to the Payee simultaneously with each and every closing and from the closing proceeds of the Initial Repayment Transaction and all subsequent Repayment Transactions and all disclosure documents for the Initial Repayment Transaction and all subsequent Repayment Transactions shall disclose such repayment obligations. The Company shall give the Payee at least five (5) business days' prior written notice of the Initial Repayment Transaction and all subsequent Repayment Transactions. All prepayments shall first be applied to accrued and unpaid interest and then to the Principal Amount.

                 C.     Subject to the Payee in its sole and absolute discretion to convert all or a portion of the Principal Amount (or any accrued but unpaid interest thereon) of this Note into equity of the Company as provided in Section 2 hereof, the Company shall prepay the unpaid Principal Amount of the Notes (and all accrued but unpaid interest thereon) from the gross proceeds of the sale of a material portion of the assets (as defined in the Statement of Financial Accounting Concepts) of the Company. The Company shall give the Payee at least ten (10) business days' prior notice to the closing of any such sale. The Company shall prepay the entire Principal Amount (and all accrued but unpaid interest) of the Note pursuant to this Section 1(c) within two (2) business days of the closing of the sale of a material portion of the assets of the Company. The Company shall permit the Payee to attend any such closing.

           II.     Right of Conversion.

                 A.     Notwithstanding anything to the contrary provided herein or elsewhere, but subject to the provisions of Section 2(b), until such time as all of the Principal Amount of this Note (and accrued but unpaid interest thereon) is repaid in full, the Payee (in its sole and absolute discretion) may convert all or any portion of the Principal Amount (and accrued but unpaid interest thereon) into any securities sold by the Company in its next round of equity financing, including any convertible indebtedness (of not less than $500,000 of gross proceeds to the Company) including, but not limited to, the proposed Equity Financing (a "Conversion Financing"), on the identical terms and conditions as purchasers in any such Conversion Financing (including, but not limited to, registration rights). If the Payee exercises its conversion rights provided in this Section 2(a), then certificates shall be delivered to the Payee within two (2) business days after the closing of any Conversion Financing and the Company shall provide the Payee ten (10) business days prior written notice of all proposed sales of securities of the Company in respect of such Conversion Financings which shall include all disclosure and subscription documents used in such sales.

                 B.     Prior to the time that the Company conducts a closing of a Conversion Financing, the Payee (in its sole and absolute discretion) may convert all or a portion of the Principal Amount of this Note (and all accrued but unpaid interest thereon) into shares of Common Stock at a conversion price equal to $1.50 (the "Current Conversion Price"). The Current Conversion Price and the number of shares of Common Stock issuable upon conversion of all or a portion of the Principal Amount of this Note (and all accrued but unpaid interest thereon) pursuant to this Section 2(b) shall have the same adjustment provisions as set forth in Sections VI through IX of the Warrant, except that all references to "Exercise Price" shall be changed to Conversion Price. The shares of Common Stock issuable upon conversion of all or a portion of the Principal Amount of this Note (and all accrued but unpaid interest thereof) pursuant to this Section 2(b) shall have the identical registration rights as set forth in Section XI of the Warrant with respect to the shares of Common Stock issuable upon exercise of the Warrant. Sections VI through IX and Section XI of the Warrant are expressly incorporated into this Note. The Company shall deliver stock certificates to the Payee for the shares of Common Stock issuable pursuant to this Section 2(b) within two (2) business days of receipt of written notice of the Payee's conversion and if less than a full conversion provide the Payee with a new Note with a Principal Amount equal to the unconverted Principal Amount (plus all accrued but unpaid interest).

                 C.     Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of this Note would result in the issuance of fractional securities, the Company shall pay a cash adjustment in lieu of such fractional securities to the holder of this Note.

                 D.     Stamp Taxes, Etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of securities that this Note is convertible into.

                 E.     Validity of Stock. All securities which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

                 F.     Reservation of Shares. The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of securities to provide for the exercise in full of the conversion rights contained in this Note.

           III.     Warrant. In partial consideration for the loan evidenced by this Note, the Company shall issue the Warrant to the Payee simultaneously with the execution of this Note.

           IV.     Computation of Interest.

                 A.     Base Interest Rate. Subject to Sections 4(b) and 4(c) below, the outstanding Principal Amount shall bear interest at the rate of ten (10%) percent per annum on the basis of a 360 day year.

                 B.     Penalty Interest. In the event the Note is not repaid on the Maturity Date (or paid to the extent required in Section 1(b) and Section 1(c) above), the rate of interest applicable to the unpaid Principal Amount shall be adjusted to 12.5% per annum from the date a default in this Note first occurs until repayment, provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 4(c) below.

                 C.     Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to apply such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the Principal Amount payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws.

           V.     Covenants of Company.

                 A.     Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 5(a), unless it has otherwise obtained the prior written consent of the Placement Agent.

                      1.     Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested in accordance with generally accepted accounting principles ("GAAP");

                      2.     Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, and comply with all laws applicable to the Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Company;

                      3.     Maintenance of Property. The Company will at all times maintain, preserve, protect and keep such property material to the conduct of its business in good repair, working order and condition, and from time to time make proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                      4.     Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                      5.     Books and Records. The Company will at all times keep books, records and accounts materially reflecting its business affairs and transactions in accordance with GAAP;

                      6.     Financial Statements, Etc. During any time that any Principal Amount and/or accrued but unpaid interest on this Note is outstanding:

                                 (1)     Annual Financial Statements. The Company will furnish to the Payee (a) within forty-five (45) days after the end of each fiscal year, a copy of the audited balance sheet of the Company as of the end of such year, together with audited consolidated statements of income and of cash flows of the Company for such year, all in reasonable detail, prepared in accordance with the generally accepted accounting principles applied in a fashion consistent with the prior practices of the Company by independent public accountants selected by the Board of Directors of the Company; and (b) copies of all financial statements and reports which the Company shall send to its stockholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company may be listed.

                                 (2)     Quarterly Financial Statements. The Company will furnish to the Payee within twenty (20) days after the end of each of the first three quarters of each fiscal year, a copy of the balance sheet of the Company as of the end of such quarter and consolidated statements of income and of cash flows for the Company for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year to be in reasonable detail.

                      1.     Independent Auditors. The Company immediately following the closing of the Bridge Financing shall retain an independent auditor (acceptable to the Placement Agent).

                      2.     Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee within two (2) business days of:

                            a)     the occurrence of any Event of Default (as defined in Section 5 hereof), or any event which, with the giving of notice or the passage of time, would constitute an Event of Default;

                            b)     except as may be expressly disclosed in the Subscription Agreement, the occurrence of any litigation, arbitration or governmental investigation or proceeding which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues which, if adversely determined, is reasonably likely to have a material adverse effect on the Company;

                            c)     any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding;

                            d)     the sale of any material assets of the Company (and/or its subsidiaries) or the sale and/or issuance of any of their respective securities; and

                            e)     the occurrence following the date hereof of any event of default or any event which, with the giving of notice or the lapse of time, would constitute an event of default under any document or instrument evidencing or governing any indebtedness of the Company and the delivery of any notice effecting the acceleration of any such indebtedness.

                 B.     Negative Covenants. The Company covenants and agrees that so long as this Note shall be outstanding, it (and its current and/or future subsidiaries) will perform the obligations set forth in this Section 5(b), unless it has otherwise obtained the prior written consent of the Placement Agent.

                      1.     Negative Pledge. Neither the Company nor any of its subsidiaries will hereafter create, incur or assume any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (other than liens incurred in the ordinary course of business), preference, priority or other security agreement or preferential arrangement upon any of its property, revenues or assets, whether now owned or hereafter acquired;

                      2.     Indebtedness. Except as disclosed in the Subscription Agreement, neither the Company nor any of its subsidiaries will hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money which is not expressly subordinated in right of payment to this Note;

                      3.     Liquidation, Dissolution. Neither the Company nor any of its subsidiaries will liquidate or dissolve;

                      4.     Redemptions. Neither the Company nor any of its subsidiaries will redeem or repurchase any outstanding equity or other of their securities;

                      5.     Investments. Neither the Company nor any of its subsidiaries will purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the Unites States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000, except that the Company may make such an investment provided the investment is conducted through a private sale of stock of the target directly from the target (meaning no purchases in the open-market), the target may not be an affiliate of the Company, the target must be in a line of business similar to the Company's as described in Section 1.2 of the Subscription Agreement (and the independent Board of Directors must approve such transaction);

                      6.     Transactions with Affiliates. Except as expressly disclosed in the Subscription Agreement, neither the Company nor any of its subsidiaries will repay any indebtedness or enter into any transaction including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders of the Company's (or its subsidiaries) outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arm's length transaction with any other person or entity not affiliated with the Company;

                      7.     Dividends. Neither the Company nor any of its subsidiaries will accrue, declare or pay any cash dividends or distributions, whether accrued or otherwise, on its outstanding capital stock, provided, however, that nothing herein contained shall prevent the Company from effecting a stock split or declaring or paying any dividend consisting solely of shares of any class of Common Stock to the holders of shares of such class of Common Stock; and

                      8.     Sales of Assets. Neither the Company nor any of its subsidiaries will sell, transfer, lease or otherwise dispose of or grant options, warrants or other rights with respect to all or a substantial part of its properties or assets to any person or entity, provided that this clause (viii) shall not restrict any disposition made in the ordinary course of business and consisting of:

                                 a)     capital goods that are obsolete or have no remaining use life;

                                 b)     finished goods inventories; or

                                 c)     sublicense on a non-exclusive basis its technology and other intellectual property to non-affiliated parties (provided such arrangements do not have a material adverse affect on the Company and are approved by the Board of Directors).

                      9.     No Other Business. Neither the Company nor any of its subsidiaries will directly and/or indirectly engage in (or attempt to engage in) any business other than the supply chain/medical hospitality business described in Section 1.2 of the Subscription Agreement;

           II.     Events of Default.

                 A.     The term "Event of Default" shall mean the occurrence of any one or more of the events set forth in this Section 6(a):

                      1.     Non-Payment of Obligations. The Company shall default in the payment of the principal and/or accrued interest on this Note when the same shall become due and payable, whether by acceleration or otherwise;

                      2.     Non-Performance of Affirmative Covenants; Warrant. The Company shall be in material breach or default in the due observance or performance of any covenants set forth in Section 5(a) of this Note, any other provision of this Note and/or any provision of the Warrant or Subscription Agreement, which breach and/or default shall continue uncured for five (5) business days;

                      3.     Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 5(b); and

                      4.     Bankruptcy, Insolvency, Etc. The Company shall:

                                 a)     admit in writing its inability to pay its debts as they become due;

                                 b)     apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company of any part of its property, or make a general assignment for the benefit of creditors;

                                 c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

                                 d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed or unstayed; or

                                 e)     take any corporate action authorizing, or in furtherance of, any of the foregoing;

                      5.     Cross-Default. The Company shall be in default after the date of this Note in the payment when due (including any applicable grace or cure period) of any amount payable under any other obligation of the Company for money borrowed in excess of $50,000;

                      6.     Cross-Acceleration. After the date of this Note, any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $50,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or (2) shall not be paid as and when the same becomes due and payable, including any applicable grace or cure period;

                      7.     Judgments. A final, non-appealable judgment which, with other such outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $100,000, shall be rendered against the Company or any subsidiary and, within thirty (30) days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied; and

                      8.     License Agreements; Etc. If (i) there shall be a material breach and/or default in the License Agreement with FSS (as defined in the Subscription Agreement) and/or the Executive Employment Agreements (as defined in the Subscription Agreement), or either of such Agreements were terminated, or (ii) Sam Greco for any reason or no reason is no longer actively employed by the Company in the capacity described in his employment agreement.

                 B.     Action if Bankruptcy. In any Event of Default described in Section 6(a)(iv) shall occur, the outstanding Principal Amount of this Note automatically shall be and become immediately due and payable, without notice or demand.

                 C.     Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 6(a)(iv)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee (or its designee) may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of the Note (together with interest accrued but unpaid thereon) to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded) and such accrued interest shall be and become immediately due and payable, without further notice, demand, or presentment.

                 D.     Remedies. In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

           III.     Amendments and Waivers.

                 A.     The provisions of this Note may not be amended, modified or waived unless and only if such amendment, modification or waiver is in writing and signed by the Company and the Payee.

                 B.     No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                 C.     To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           IV.     Notice of Certain Transactions. During any time that any of the Principal Amount (and/or accrued but unpaid interest) is outstanding, in case:

                 A.     The Company shall declare any dividend upon, or other distribution in respect of, its preferred stock or Common Stock; or

                 B.     The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                 C.     There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the surviving corporation and which does not result in any reclassification); or

                 D.     There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company; or

                 E.     The Company shall issue and/or sell any securities (debt and/or equity or otherwise) of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than twenty (20) days before any record date or other date set for definitive action), written notice of the date of any sale (or offering) of securities, on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known on the date of such notice). Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

           I.     Miscellaneous.

                 A.     Parties in Interest; Right of Payee to Assign Note. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not. The Payee shall have the right to assign this Note to an "accredited investor" as defined in the Securities Act of 1933, as amended, (the "Act") and the Company shall take any and all action reasonably requested by the Payee to facilitate the assignment of this Note and each assignee shall be deemed the "Payee" of the portion of the Note so assigned, but only to the extent that (i) a registration statement under the Act shall have become effective with regard to Common Stock or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not required in connection with such proposed assignment nor is such assignment in violation of any applicable state securities laws. The Company may not assign this Note (and/or its obligations pursuant to this Note).

                 B.     Governing Law. This Note shall be governed by and construed solely in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto expressly and irrevocably hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to, out of or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely and exclusively in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably and expressly submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

                 C.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

           II.     Consents, Etc. The Company hereby expressly represents, warrants, covenants and agrees that it has obtained all consents, approvals, resolutions, and authorizations to enter into this Note, issue the Warrant (and the shares of Common Stock issuable upon exercise thereof) and perform any and all actions contemplated hereby and thereby (including, but not limited to, all Board of Director and shareholder consents), and that the issuance of this Note and the Warrant (and the transactions contemplated hereby or thereby) will not directly and/or indirectly result in any breach and/or violation (or with the passing of time would create such a breach and/or violation) of any agreement, document or other instrument (including, but not limited to, any debt instrument, preferred stock, or other security, lease, agency agreement, right of first refusal or similar rights), that the Company is a party and/or subject to, or is bound by.

           III.     Notices. All notices provided for in this Agreement shall be made in writing and shall be sent by certified or registered mail, or international equivalent, return receipt requested, or may be delivered by hand or overnight courier service against receipt or sent by facsimile transmission or other similar means of communication if receipt is confirmed or transmission is confirmed as provided in this Section 11 and addressed to the parties at their respective addresses of each party first appearing above.

           IV.     Power of Attorney. As provided in Section VI of the Subscription Agreement, the Payee has provided to the Placement Agent (or its designee) a power of attorney in connection with declaring the Notes due and payable in the event of an Event of Default as provided in Section 6 of this Note.

           IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.
V-GPO, INC.
By: Name: Title: